Exhibit 5.02
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
May 4, 2007
Citigroup Inc.
399 Park Avenue
New York, NY 10043
Citigroup Capital XVIII
Citigroup Capital XIX
Citigroup Capital XX
Citigroup Capital XXI
Citigroup Capital XXII
c/o Citigroup Inc.
399 Park Avenue
New York, NY 10043

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to (1) Citigroup Capital XVIII, Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI and Citigroup Capital XXII (the “Citigroup Trusts,” each a statutory business trust created under the laws of the State of Delaware), and (2) Citigroup Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, in connection with the preparation of Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-135163) (the “Registration Statement”), filed by the Company and the Citigroup Trusts with the Securities and Exchange Commission (the “Commission”) on May 4, 2007 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (i) enhanced capital securities of each of the Citigroup Trusts (the “Enhanced Capital Securities”) and (ii) unsecured junior subordinated debt securities of the Company related to the

c/o Citigroup Inc.
May 4, 2007

Enhanced Capital Securities (the “Junior Subordinated Debt Securities”) which are to be issued pursuant to an Indenture (the “Enhanced Capital Securities Indenture”) to be entered into between the Company and The Bank of New York, as debt trustee (the “Debt Trustee”). The Enhanced Capital Securities of each Citigroup Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Citigroup Trust (each, a “Declaration” and, collectively, the “Declarations”), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the Property Trustee (as defined below) of such Citigroup Trust, The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), The Bank of New York, as property trustee (the “Property Trustee”), and John Gerspach, Eric L. Wentzel and Saul Rosen, as regular trustees (together, the “Regular Trustees”).
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificate of trust of Citigroup Capital XVIII, as filed with the Secretary of State of the State of Delaware on June 19, 2006, as amended and restated on December 8, 2006, and the certificates of trust of each of Citigroup Capital XIX, Citigroup Capital XX, Citigroup Capital XXI and Citigroup Capital XXII, each as filed with the Secretary of State of the State of Delaware on April 20, 2007 (collectively, the “Certificates of Trust”); (iii) the form of the Declaration of each of the Citigroup Trusts (including the form of the designations of the terms of the Enhanced Capital Securities of each of the Citigroup Trusts annexed thereto); (iv) the form of the Enhanced Capital Securities of each of the Citigroup Trusts; (v) the form of the enhanced capital securities guarantee agreement (the “Enhanced Capital Securities Guarantee”), to be entered into by the Company and The Bank of New York, as guarantee trustee (the “Enhanced Capital Securities Guarantee Trustee”); (vi) the form of the Junior Subordinated Debt Securities; (vii) the form of the Enhanced Capital Securities Indenture; (viii) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (ix) the By-Laws of the Company, as amended, as certified by an Assistant Secretary of the Company (the “By-Laws”); and (x) drafts of certain resolutions of the Board of Directors of the Company (the “Draft Resolutions”) relating to the issuance and sale of the Offered Enhanced Capital Securities Debt Securities (as defined below) and the Enhanced Capital Securities Guarantee and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

c/o Citigroup Inc.
May 4, 2007

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Citigroup Trusts, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Enhanced Capital Securities Indenture, the Declaration of each Citigroup Trust, the Enhanced Capital Securities of each Citigroup Trust, the Enhanced Capital Securities Guarantee and the Junior Subordinated Debt Securities will be executed in substantially the form reviewed by us and that the terms of the Offered Enhanced Capital Securities (as defined below) and the Offered Enhanced Capital Securities Debt Securities, will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Citigroup Trusts or their respective property is subject, (ii) any law, rule, or regulation to which the Company or any of the Citigroup Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Citigroup Trusts and others.
     We do not express any opinion as to any laws other than Delaware corporate or statutory trust law and the laws of the State of New York. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
1. With respect to the Enhanced Capital Securities of each Citigroup Trust to be offered pursuant to the Registration Statement (the “Offered Enhanced Capital Securities”), when (i) the Declaration of such Citigroup Trust has been duly executed and delivered by the parties thereto; (ii) the terms of the Offered Enhanced Capital Securities have been established in

c/o Citigroup Inc.
May 4, 2007

accordance with the Declaration; (iii) the Offered Enhanced Capital Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (iv) if the Offered Enhanced Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Enhanced Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, (1) the Offered Enhanced Capital Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Citigroup Trust and (2) the holders of the Offered Enhanced Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the “DGCL”). We bring to your attention, however, that the holders of the Offered Enhanced Capital Securities may be obligated, pursuant to the Declaration of such Citigroup Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Enhanced Capital Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Property Trustee of such Citigroup Trust to exercise its rights and powers under the Declaration of such Citigroup Trust.
2. With respect to the Enhanced Capital Securities Guarantee, when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Declaration of such Citigroup Trust is duly executed and delivered by the parties thereto; (iii) the terms of the Offered Enhanced Capital Securities have been established in accordance with the Declaration; (iv) the Offered Enhanced Capital Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (v) if the Offered Enhanced Capital Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Enhanced Capital Securities has been duly authorized, executed and delivered by the applicable Citigroup Trust and the other parties thereto, the Enhanced Capital Securities Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity

c/o Citigroup Inc.
May 4, 2007

and contribution thereunder may be limited by applicable law or the public policy underlying such law.
3. With respect to any series of Junior Subordinated Debt Securities (the “Offered Enhanced Capital Securities Debt Securities”), when (i) the Draft Resolutions have been adopted by the Board of Directors of the Company; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Enhanced Capital Securities Debt Securities and related matters; (iii) the Enhanced Capital Securities Indenture has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Enhanced Capital Securities Debt Securities have been established in conformity with the Enhanced Capital Securities Indenture; (v) the Offered Enhanced Capital Securities Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Enhanced Capital Securities Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Enhanced Capital Securities Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Enhanced Capital Securities Debt Securities has been duly authorized, executed and delivered by the parties thereto, the Offered Enhanced Capital Securities Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Enhanced Capital Securities Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     We note that Section 13.5 of the Enhanced Capital Securities Indenture provides that, under certain circumstances, the Company will be obligated to use its commercially reasonable efforts to sell shares of its common stock and to apply the proceeds from such sale to pay interest on the Junior Subordinated Debt Securities that was deferred in accordance with Section 13.1 of the Enhanced Capital Securities Indenture, and that the Company shall be deemed not to have used its commercially reasonable efforts if it determines not to effect such sale solely due to pricing considerations. In addition, Section 13.5 of the Enhanced Capital Securities Indenture provides that, under certain circumstances, the Company will be obligated to increase the Share Cap Amount (as defined in the Enhanced Capital Securities Indenture) to an amount that would allow the Company to raise sufficient proceeds from the sale of its common stock to satisfy its obligation to pay deferred interest on

c/o Citigroup Inc.
May 4, 2007

the Junior Subordinated Debt Securities, including through the increase of the number of shares of capital stock which the Company is authorized to issue, if necessary. Because the DGCL reserves to the Board of Directors of the Company (the “Board”) the exclusive authority to issue stock and to determine the price at which such stock is to be issued, and because the DGCL requires the approval of the Board and the stockholders of the Company to amend the Company’s Certificate of Incorporation in order to increase the number of shares of capital stock which the Company is authorized to issue, since the Board has not yet approved the issuance of such shares of common stock or determined the per share price thereof, and since the Board and the stockholders have not approved any such amendment to the Company’s Certificate of Incorporation that could be required, we are not rendering any opinion as to the authorization, issuance or validity of the common stock issuable pursuant to Section 13.5 of the Enhanced Capital Securities Indenture; in addition, for purposes of the opinions set forth above, we have assumed that the Board will approve such issuance and that the Board and the stockholders of the Company will approve any such required amendment to the Company’s Certificate of Incorporation.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP